[LETTERHEAD OF OCCULOGIX]

News Release

For Immediate Release


      OccuLogix Reports Fourth Quarter and Year End 2004 Financial Results


TORONTO, ON--March 7, 2005-- OccuLogix, Inc. (NASDAQ: RHEO; TSX: RHE) today reported its consolidated financial results for the three months and year ended December 31, 2004. All dollar amounts are expressed in U.S. currency, and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Fourth Quarter 2004 Highlights

      - OccuLogix successfully completed an initial public offering of its common stock.

      - The company's pivotal (phase III) trial for the dry form of age-related macular degeneration (Dry AMD) exceeded its patient recruitment goal. As of December 31, 2004, the company had enrolled 185 patients for participation in MIRA-1 using its RHEO System to treat Dry AMD, exceeding its goal of 180 patients.

      - OccuLogix filed modules 1, 2 and 3 of its Pre-Market Approval Application (PMA) with the U.S. Food and Drug Administration (FDA). These modules contained non-clinical results of bench tests and quality assurance, and documented manufacturing processes on the components of the RHEO System.

For the fourth quarter of 2004, net revenues were $780,000 compared to $30,000 in the fourth quarter of 2003. The Q4-04 net loss was $14.0 million, or $0.99 per share, which included the full amortization of $10.8 million of stock options issued in late 2003 and unamortized at September 30, 2004, compared to a net loss of $1.4 million, or $0.32 per share, in the 2003 fourth quarter.

For the full year ended December 31, 2004, OccuLogix's net revenues were $970,000, compared with $390,000 for the full year 2003. Net loss for 2004 was $21.8 million, or $2.96 per share, which included the full amortization of $15.4 million of stock options issued in late 2003 and unamortized at December 31, 2003, compared with a net loss of $2.5 million, or $0.62 per share, for 2003.

Pro forma net loss per share was $0.33 and $0.52 for the fourth quarter and full year 2004 respectively. Pro forma net loss per share gives effect to the 41.8 million common shares that were outstanding following the company's reorganization and initial public offering in December 2004.

As of December 31, 2004, the company had cash and cash equivalents of $60.0 million, reflecting proceeds from the company's IPO completed in December 2004.

Elias Vamvakas, OccuLogix's Chairman and CEO commented, "2004 was a year of challenges met and milestones achieved for OccuLogix. We are excited by what 2005 holds for us and anticipate that our first full year as a public company will be characterized by increased awareness and acceptance of our technology by eye doctors and their patients, demonstrable sales traction with key Canadian service providers, and continued clinical and regulatory progress as we work toward FDA approval and successful commercialization in the U.S."

Conference Call and Webcast Information

OccuLogix will hold a conference call to discuss these results today, March 7, at 4:05 p.m. Eastern Time at 1-800-404-8949. The call will also be broadcast live and archived on the company's website at www.occulogix.com under the "webcasts" link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone 416-626-4100 and enter reservation # 21233186 when prompted.

About OccuLogix, Inc.

OccuLogix is an ophthalmic therapeutic company founded to commercialize innovative evidence-based treatments for eye diseases, including age-related macular degeneration. AMD is the leading cause of late onset visual impairment and legal blindness in people over the age of 50. OccuLogix's common shares trade on the NASDAQ National Market under the symbol 'RHEO' and on the Toronto Stock Exchange under the symbol 'RHE'.

Forward Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian regulatory authorities, including our Registration Statement on Form S-1. We do not undertake to update any forward-looking statements.


FOR FURTHER INFORMATION PLEASE CONTACT:

OccuLogix, Inc.
Stephen Kilmer
VP, Corporate Affairs
(905) 602-0887 ext. 3904
stephen.kilmer@occulogix.com

OCCULOGIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

                                               Three Months Ended            Twelve Months Ended
                                                  December 31,                   December 31,
                                              2004            2003            2004            2003
                                          ------------    ------------    ------------    ------------
Revenues                                  $        780    $         30    $        969    $        390
                                          ------------    ------------    ------------    ------------
Cost of Sales
     Cost of goods sold                            638              24             822             374
     Royalty Costs                                  55              25             135             109
                                          ------------    ------------    ------------    ------------
                                                   693              49             957             483

Gross margin (loss)                                 87             (19)             12             (93)
Operating Expenses
     General and administrative                 11,747             884          17,424           1,564
     Clinical and regulatory                     1,902             411           3,995             731
     Sales and marketing                           197               0             220               0
     Amortization of intangibles                   106               0             106               0
                                          ------------    ------------    ------------    ------------
                                                13,952           1,295          21,745           2,295

Other income (expenses)                            (82)            (47)           (110)            (82)
                                          ------------    ------------    ------------    ------------

Net income (loss) for the period before
     income taxes                              (13,947)         (1,361)        (21,843)         (2,470)
Income Tax Benefit                                  24               0              24

                                          ------------    ------------    ------------    ------------
Net income (loss) for the period          $    (13,923)   $     (1,361)   $    (21,819)         (2,470)
                                          ============    ============    ============    ============

Net loss per share                        $      (0.99)   $      (0.32)   $      (2.96)          (0.62)

Weighted average number of common
     shares outstanding                         14,078           4,193           7,370           3,977

OCCULOGIX, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                                          December 31
                                                                      ------------------
                                                                      2004          2003
                                                                         $            $
---------------------------------------------------------------------------------------------
ASSETS
Current
Cash and cash equivalents                                              60,031           1,237
Due from related parties                                                    8              14
Accounts receivable                                                       472              --
Deferred cost of sales                                                    150              --
Inventory                                                                 936             188
Prepaid expenses                                                          481             157
Deposit                                                                     9              --
---------------------------------------------------------------------------------------------
Total current assets                                                   62,087           1,596
---------------------------------------------------------------------------------------------
Fixed assets, net                                                         368             191
Patents and trademarks, net                                               105              81
Deferred share issue costs                                                 --              --
Intangible asset, net                                                  25,644              --
Goodwill                                                              213,397              --
---------------------------------------------------------------------------------------------
                                                                      301,601           1,868
=============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current
Accounts payable                                                          221             194
Accrued liabilities                                                     2,791             245
Deferred revenue and rent                                                 485              --
Due to stockholders                                                       517           1,044
Convertible debentures due to stockholders                                 --           2,650
---------------------------------------------------------------------------------------------
Total current liabilities                                               4,014           4,133
---------------------------------------------------------------------------------------------
Deferred tax liability                                                  9,488              --
Long-term convertible debentures                                           --              --
---------------------------------------------------------------------------------------------
Total liabilities                                                      13,502           4,133
---------------------------------------------------------------------------------------------

Stockholders' equity (deficiency)
Capital stock
  Common stock                                                             42               5
     Par value of $0.001 per share;
     Authorized: 75,000,000; Issued and outstanding:
     December 31, 2004 - 41,806,768; December 31, 2003 -
     5,032,906
  Preferred stock                                                          --              --
     Par value of $0.001 per share;
     Authorized: 10,000,000; Issued and outstanding:
     December 31, 2004 and  2003 - nil
  Series A convertible preferred stock                                     --               2
     Non-cumulative, convertible par value of $0.001 per share
     Authorized: December 31, 2004 - nil; December 31, 2003
     - 2,500,000; Issued and outstanding:
     December 31, 2004 - nil; December 31, 2003 - 1,767,740
  Series B convertible preferred stock                                     --               1
     Non-cumulative, convertible par value of $0.001 per share
     Authorized: December 31, 2004 - nil; December 31, 2003
     - 2,000,000; Issued and outstanding
     December 31, 2004, December 31, 2003 - 620,112
  Additional paid-in capital                                          336,064          23,915
Accumulated deficit                                                   (48,007)        (26,188)
---------------------------------------------------------------------------------------------
Total stockholders' equity (deficiency)                               288,099          (2,265)
---------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                            301,601           1,868
=============================================================================================